Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2020 relating to the financial statements of Eloxx Pharmaceuticals, Inc. and the effectiveness of Eloxx Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eloxx Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 6, 2020